Exhibit 10.9

Amendment AND WAIVER to
MERGER Agreement

This Amendment AND WAIVER (the “Amendment”) to the Agreement and Plan of Merger and Reorganization, dated as of February 1, 2025 (the “Agreement”), by and between UNUSUAL MACHINES, Inc., a Nevada corporation (the “Company”), ALOFT TECHNOLOGIES, INC., a Delaware corporation (“Aloft”), UMAC MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Jon Hegranes and Josh Ziering (together, the “Shareholder Representatives,” and collectively with the Company, Aloft and Merger Sub, the “Parties”), is made as of May 6, 2025. Capitalized terms used herein but not otherwise defined shall have the meaning given in the Agreement.

Recitals

WHEREAS, the Parties would like to amend the Agreement as set forth below;

WHEREAS, pursuant to Section 8.6 of the Agreement, at any time prior to Closing, any term thereof may be amended or supplemented in any and all respects only with the written consent of the Parties;

WHEREAS, pursuant to Section 8.7 of the Agreement, at any time prior to Closing, Aloft, on the one hand, or the Company, on the other hand, may, unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement, and any agreement on the part of a Party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such Party; and

WHEREAS, each of the Parties hereby consent to the amendment of the Agreement and waive certain provisions of the Agreement, in each case, as set forth herein.

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AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Amendment agree as follows:

1. The Parties hereby agree to waive Aloft’s compliance with Section 6.6 of the Agreement (Exclusivity).

2. Section 8.2(a) of the Agreement is amended in its entirety as follows:

“ (a) if the Merger has not been consummated on or before August 31, 2025 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any Party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or that resulted in, the failure of the Merger to be consummated on or before the End Date;”

3. In consideration of the expenses that the Company has incurred and will incur in connection with the Merger, the Company, Aloft and the Shareholder Representatives agree that, in the event that Aloft enters into any agreement, arrangement or understanding with a third party to acquire all or any significant part of the business and properties, or equity securities of Aloft (other than employee equity or incentive compensation in the ordinary course, or for bona fide financing purposes), whether by merger, consolidation, purchase of equity interests, purchase of assets, tender offer or otherwise, requiring Aloft to abandon, terminate or fail to consummate the Merger with the Company (a “Third-Party Agreement”) prior to prior to the End Date, Aloft may terminate the Agreement without reference to Section 8.4 of the Agreement, and in connection therewith Aloft shall pay to the Company an amount in cash equaling $100,000 (the “Break Up Fee”), due upon the closing of the transaction contemplated by such Third-Party Agreement.

4. The Company shall have the right to terminate the Agreement, as amended, at any time upon written notice without reference to Section 8.4 of the Agreement by giving written notice to Aloft but if it does so it shall forfeit the right to receive the Break Up Fee.

5. Notwithstanding anything to the contrary contained here, the Parties hereby waive, to the fullest extent permitted under Law, any and all rights, claims and causes of action or other similar rights with respect to the exclusivity provisions contained in the Agreement prior to the date of this Amendment (including, but not limed to, the Exclusivity Period) in connection with any and all actions undertaken by the Parties on and as of the date hereof. Provided, however, this Section 4 shall not be construed or deemed to amend Section 9.11 of the Agreement, which Section 9.11 shall be incorporated by reference into this Amendment.

6. Except as specifically provided herein, the Agreement shall remain in full force and effect.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to Agreement as of the date first written above.

ALOFT TECHNOLOGIES, Inc.

By: /s/ Jon Hegranes

Name: Jon Hegranes

Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement as of the date first written above.

SHAReHOLDER REPRESENTATIVES

By: /s/ Josh Hegranes

Name: Jon Hegranes

By: /s/ Josh Ziering

Name: Josh Ziering

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IN WITNESS WHEREOF, the parties have caused this Amendment to Agreement as of the date first written above.

UNUSUAL MACHINES, Inc.

By: /s/ Allan Evans

Name: Allan Evans

Title: Chief Executive Officer

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